Exhibit 99.1

October 10, 2013

Dear Fellow Stockholder,

We have previously sent you proxy material for the special meeting of the stockholders of ALCO Stores, Inc. (the “Company”), to be held on Wednesday, October 30, 2013.  According to our latest records, we have not yet received your proxy.

At the special meeting, we will consider and vote upon our proposed merger with an affiliate of Argonne Capital Group, LLC (“Argonne”).  Pursuant to the proposed merger, you would be entitled to receive $14.00 in cash for each share of ALCO Stores you own.  Your Board of Directors recommends that you vote “FOR” all of the proposals on the enclosed proxy card.

Your Board of Directors Strongly Recommends
 that You Vote FOR the Proposed Merger

When determining its recommendation “FOR” the merger, the Board considered a variety of factors, including that:

•                  The all-cash merger consideration will provide certainty of value and liquidity to the Company’s stockholders, while eliminating long-term business and execution risk;

•                  The $14.00 per share merger consideration constitutes a premium of approximately 63% to the closing share price for the Company’s common stock on July 24, 2013, the day before the Company’s announcement of the transactions contemplated by the Merger Agreement;

•                  The historic and potential trading ranges of the Company’s common stock and the possibility that it could take a considerable period of time before the shares of the Company’s common stock would trade at a level in excess of the per share merger consideration of $14.00;

•                  The challenging economic environment facing the Company and the risks and uncertainties in executing the Company’s business plan and achieving previously-stated financial projections;

•                  The Company and its financial advisor engaged in a thorough deal solicitation process, soliciting indications of interest from six strategic and six financial potential buyers prior to execution of the Merger Agreement and from 57 parties during the “go-shop” period after execution of the Merger Agreement; and

•                  The Board of Directors did not receive an alternative proposal that would have been reasonably likely to create greater value for the Company’s stockholders than the proposed merger.

Vote “FOR” The Proposed Merger On The Enclosed Proxy Card Today

Approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Any shares not voted have the same effect as a vote against the proposed transaction, so, regardless of how many shares you own, your vote is important.  We encourage you to VOTE TODAY on the enclosed proxy card.  Please see the instructions on the enclosed proxy card for the methods that are available for you to cast your vote. If you need assistance voting your shares or if you have any questions regarding the proposed merger, please contact our proxy solicitor, Georgeson Inc., toll-free at (800) 314-4549.

Thank you, in advance, for your prompt attention to this very important matter.

Sincerely,

Royce L. Winsten
Chairman of the Board

Forward-looking statements

This letter contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms. You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and Company performance. Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially. Factors that could significantly change results include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition, and factors affecting the retail category in general.  Additional information regarding these and other factors may be included in the Company’s Form 10-K and Form 10-Q filings and other public documents, copies of which are available from the Company on request and are available from the United States Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It

In connection with the merger, on October 1, 2013, the Company filed with the SEC a definitive proxy statement on Schedule 14A. On or about October 2, 2013, the Company mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement and other relevant materials in connection with the merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s website, www.alcostoresinc.com, or by requesting them in writing or by telephone from us at ALCO Stores, Inc., Attn: Corporate Secretary, 751 Freeport Parkway, Coppell, Texas 75019, (469) 322-2900.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the definitive proxy statement and the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on May 10, 2013. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials filed with SEC in connection with the merger.